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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-91171 of GenTek, Inc. on Form S-4 of our report dated October 20, 1999, included in the Current Report on Form 8-K, filed November 3, 1999 by GenTek, Inc., for the years then ended December 31, 1998 and 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ DELOITTE & TOUCHE GmbH
Berlin/Duesseldorf, Germany
December 3, 1999